Exhibit 5.2

KPMG LLP	Telephone	(604) 691-3000
Chartered Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

Consent of Independent Registered Public Accounting Firm

We consent to the use of our auditors’ report dated March 16, 2007, except as to note 20 which is as of March 30, 2007, on the consolidated balance sheet of Great Basin Gold Ltd. as at December 31, 2006 and the consolidated statements of operations, deficit and cash flows for the year then ended which is incorporated by reference in this Registration Statement on Form F-10.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada
February 23, 2009